Exhibit 10.1

TFG CARD SOLUTIONS, Inc.

This DISTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of the 21 day of July, 2011 (the "Effective Date"), by and between TFG Card Solutions, an Oregon corporation (the "The Company") and Antero Payment Solutions, Inc. a Nevada corporation ("Distributor ").

RECITALS

A.

The Company is in the business of developing, marketing and selling a series of pre-encoded Stored Value Cards or Bank Cards (the "Cards"), to be used by "End-Users" for the purpose of each End-User accessing his/hers funds held in the card. (The "Services").

B.

Distributor has the right to distribute the Cards throughout various business locations (collectively, the business locations where Distributor has or may have such business relationships are referred to as the "Employer") in the continental United States to then be purchased by End-Users.

C.

The Company desires that Distributor market the Cards through distributor's relationship with the owners of the Employer and Distributor's Agents, and Distributor has agreed to market the Cards to the Employer and Distributor Agents on a non-exclusive basis.

D.

In accordance with the terms and conditions of this Agreement, Distributor desires to purchase Cards from the Company from time to time and to market and sell such Cards to the Employer or Distributor's Agents (collectively, "Customers").

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and intending to be legally bound by this Agreement, the Company and Distributor agree as follows:

1.

Relationship

(a)

The Company hereby appoints Distributor as a non-exclusive distributor within the context of this agreement.

(b)

Distributor shall be an independent contractor for all purposes under this Agreement. This Agreement does not create an employment agreement, joint venture or partnership between the parties hereto, and neither party has any right nor any authority to act on behalf of the other beyond that expressly granted herein. Distributor shall conduct its business at its own initiative, responsibility and expense.

(c)

During the term of this Agreement and thereafter, the Company reserves the right, without obligation or liability to Distributor for payment of compensation or otherwise, to market and sell the Cards or the Services, whether through its own representatives, through other independent representative(s) or otherwise.

2.

Purchase of the Cards by Distributor; Sales Reports and Deposits; Security Interest

(a)

During the term of this Agreement, each time Distributor desires to Cards from the Company, Distributor will submit a written or e-mail purchase order to the Company.

(b)

Provided that Distributor is otherwise in compliance with this Agreement, the Company will use its commercially reasonable efforts to deliver the Cards covered by a purchase order to end user within ten (10) business days after receipt of such purchase order.

(c)

Provided that Distributor is in compliance with its obligations hereunder, End-Users will be able to access their funds through the use of their Card and personal identification number ("PIN") to obtain cash from designated automated teller machines ("ATM[s]") and for point of sale transactions ("POS") and other locations, up to the amount of available funds in the End-User's applicable account.

(d)

In issuing a Card, Company will provide Customer the Card in a sealed package containing the card.

(e)

Company shall maintain in safekeeping all unissued pre-encoded Cards.

(f)

Distributor shall notify Company upon being advised by an End-User that his/her encoded Card has been lost or stolen, his/her PIN number has become known to persons other than the End-User, or if any unauthorized transfer or discrepancies in the End-User's Account.

(g)

All electronic transfers made through the National Automated Clearinghouse shall be made in accordance with the rules of the National Automated Clearinghouse Association, the rules and guidelines of the Federal Reserve System and any other governmental authority, and such other rules and regulations as may be issued by Company from time to time (The "Rules"). Company shall have the right to reject any and all electronic transfers not made in compliance with the Rules and Company shall have no liability by reason of the rejection or return of any such transfer.

(h)

The governing document for end user card transactions and profit is Exhibit A in all cases. Exhibit A may only be modified as allowed in the body of this Agreement.

3.

Discounts; Pricing; Other Consideration

(a)

Distributor shall be entitled to purchase Cards on a per program basis as set forth in Exhibit A.

(b)

Furthermore Distributor will be entitled to an ongoing "Residual Commission" on any Cards sold to a Consumer and activated by the Consumer for personal use.

Distributor will continue to receive Residual Commissions from a Card sold until the Card becomes expired or dormant. Residual Commissions will be paid by company on the 25th of the month for the previous months transaction. "Residual Commissions" will be calculated as set forth in Exhibit A. Residual Commission shall be paid for the life of the card irrespective of whether this agreement is in force or has been terminated.

(c)

The pricing for the Services accessed through the Cards will be subject to change by the Company from time to time upon five (5) business days' prior notice to Distributor. In the event of a price increase or drop, Residual Income for the Distributor will remain proportionate as a percentage regardless of pricing per Exhibit A. Notice will be given to Distributor in the event that the price increase occurs as a result of additional government mandated taxes, tariffs, or any other additional fees imposed by any and all state, local or federal government, and shall be effective governmental increase becoming effective. Any price modification with respect to an application of Cards shall apply to all Cards of such application, including Cards that have been sold to End-Users.

4.

Term and Termination

(a)

This Agreement shall become effective as of the Effective Date, shall continue in effect for an initial term ending three (3) years from the Effective Date, and shall automatically renew for (1) years terms and continue in effect until terminated by either Party upon thirty (30) days' prior written notice of final term.

(b)

Either Party may terminate this Agreement without the prior written notice

(i)

if the other Party becomes insolvent, makes an assignment for the benefit of creditors or files a petition for reorganization under bankruptcy law;

(ii)

if a petition in bankruptcy is filed by or against the other Party and not dismissed within sixty (60) days thereafter; or

(iii)

if the other Party is in breach of a material term or provision of this Agreement and such material breach or default is not cured within ten (10) days after the other Party receives notice of such breach or default. Any such termination shall not affect or cancel any of companies' duties or obligations to provide service to the end users that had previously purchased cards prior to such termination, nor companies’ obligation to continue paying residual compensation/commission to distributor for such end users cards, or obligations of the Parties hereto under this Agreement.

(c)

On termination of this Agreement by either Party for any reason whatsoever, Distributor shall promptly cease marketing, distributing or selling any Cards purchased from the Company.

(d)

Distributor further agrees that on termination of this Agreement by either Party for any reason whatsoever, Distributor shall discontinue the use of the Company's trade names, trademarks, labels, copyrights and other advertising media and shall remove all sign and displays relating thereto; and, in the event of failure to do so, the Company may itself remove such articles at Distributor's expense.

(e)

Notwithstanding any termination of this Agreement, the Company will continue to provide the Services set forth herein with respect to Cards that already have been sold by Distributor to customers and or unaffiliated third parties (define 'unaffiliated third party'). In such event, Distributor shall provide substantiation to the Company that such Cards have been sold to unaffiliated third parties Funds previously credited to an End-User's Account, and not previously accessed by the End-User shall continue to be available to the End-User.

(t)

If the Company does not meet its obligations set forth in the contract, the Distributor has the ability to re-issue cards. The Distributor must give the Company 30 day written notice to correct the unsatisfied issues related to the card program.

5.

Distributor's Responsibilities: Distributor agrees to:

(a)

Use its best efforts to market the Cards throughout the continental United States and facilitate introductions of TFG personnel to Employers of End-Users.

(b)

Use its reasonable efforts to promote the sale of Cards and to market the Cards to the Employer and Customers. Assist the Company in closing new business when the Distributor has an existing relationship with the Employer.

(c)

Cooperate in the collection, compilation and maintenance of data required to be reported by the Company pursuant to any federal law, regulation or order.

(d)

Support the Company's sales and marketing programs for Cards, and use promotional and marketing materials as may be provided by the Company from time to time.

(e)

Operate its business in a reputable manner, in compliance with all applicable laws, and refrain from any conduct that would disparage the reputation of the Company or subject the Company to any liability to any third party.

(h)

Comply with the rules of The National Automated Clearinghouse Association in connection with the carrying out of the automated clearinghouse transmissions.

(i)

Cooperate in good faith with the Company in the resolution of any complaints relating to the Cards.

6.

Company's Liability & Responsibilities

(a)

The Company's sole liability under this Agreement shall be limited to the amount of damages actually incurred by Distributor or Distributor's End-Users directly resulting from the negligence or willful acts or omissions of the Company. The Company shall not be liable for any interruption caused by negligence or any act or omission by Distributor or any third party furnishing any portion of the Service.

(b)

The Company will use reasonable effort to maintain its network quality in a manner consistent with other similar providers of Services and in accordance with sound business practices.

(c)

The Company will prepare, in its discretion and from time to time, for use by Distributor, advertising and promotional materials regarding the Cards. All other printed material and other advertising and promotional materials relating to the Company or the Cards produced and used by Distributor that is not prepared by Company must, before release, be approved in writing by the Company, which will not unreasonably be withheld. The Company shall, at its discretion, use commercially reasonable efforts to market and promote the sale of Cards.

(d)

The Company will cooperate in good faith with Distributor in the resolution of any complaints relating to the Cards.

(e)

The Company will stay in compliance with the rules of The National Automated Clearinghouse Association in connection with the carrying out of the automated clearinghouse transmissions.

7.

 Intellectual Property

(i)

Distributor hereby recognizes the exclusive ownership and right of the Company in and to all trademarks, service marks, trade names, brand names, copyrights, software proprietary systems, telecommunications networks and patents developed, owned and used by the Company (the "The Company Intellectual Property"), and further acknowledges that Distributor acquires no right, title or interest in or to such the Company Intellectual Property, or to any trademarks, service marks, proprietary images or other intellectual property of any third party depicted on the Cards or in any marketing or promotional materials, or otherwise made available to Distributor in connection with this Agreement (the "Third Party Intellectual Property"), except for the rights expressly granted by this Agreement.

(ii)

Distributor's use of the Company Intellectual Property inures solely to the benefit of the Company and any and all right, title and interest in and to any rights deemed to have been acquired by Distributor in such the Company Intellectual Property are, by this Agreement and without further request by the Company, properly and completely conveyed to the Company.

(iii)

Company hereby recognizes the exclusive ownership and right of Distributor in and to all trademarks, service marks, trade names, brand names, copyrights, software proprietary systems, telecommunications networks and patents developed, owned and used by Distributor (the "Distributor Intellectual Property"), and further acknowledges that Company acquires no right, title or interest in or to such Distributor Intellectual Property.

(iv)

Distributor's use of Distributor Intellectual Property inures solely to the benefit of Distributor and any and all rights, title and interest in and to any rights deemed to have been acquired by Distributor in such Distributor Intellectual Property are, by this Agreement and without further request by Distributor, remain solely the property of Distributor and are not conveyed to the Company.

(b)

Distributor agrees that upon termination of the Agreement by either Party for any reason whatsoever, Distributor shall immediately discontinue the use of any Third Party Intellectual Property and the Company Intellectual Property and any and all materials relating thereto, including, but not limited to, any printed matter, printing blocks, advertising materials, name plates, business card, catalogs, price lists, signs, displays and similar materials that bear the name of the Company or its logo; and, in the event of failure to do so, the Company may itself remove such articles at Distributor's expense.

(c)

 Distributor shall immediately report to the Company any infringement by third parties of such Third Party Intellectual Property and the Company Intellectual Property whenever any such infringement shall become known to Distributor and shall cooperate fully with the Company in any claim relating to or arising from such infringement. Distributor agrees that it will not obliterate, remove, conceal or modify any proprietary mark of the Company or any third party appearing on the Cards nor will it append any additional marks thereto without the prior written consent of the Company.

8.

Confidential Information

(a)

The Parties understand and agree that the terms and conditions of this Agreement, all documents referenced herein, and communications between the Parties regarding this Agreement or the Services described herein and End-User and account information (collectively "Confidential Information") are confidential as between Distributor and the Company.

(b)

A Party shall not disclose Confidential Information unless subject to discovery or disclosure pursuant to a law, rule, regulation or legal process, or to any other party other than the directors, officers and employees of a Party, including their respective investment bankers, lenders, lawyers, accountants, insurance carriers or prospective purchasers who have agreed not to disclose such Confidential Information. Violation by a Party of the foregoing provisions shall entitle the non-disclosing Party, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.

(c)

The Parties further agree that any press release, advertisement or publication generated by a Party regarding this Agreement, Cards or the Services or in which a Party desires to mention the name of the other Party or the other Party's parent or affiliated Company(ies), will be submitted to the non-publishing Party for its written approval prior to publication, which will not unreasonably be withheld.

(d)

The provisions of this Section 9 shall be effective as of the Effective Date and shall remain in full force and effect during the period of this Agreement and for a period of one (1) year after termination of this Agreement.

(e)

After the expiration of this Agreement or the termination of this Agreement by either Party for any reason, upon request of a Party, the other Party shall return to the requesting Party any physical or written records containing Confidential Information of the requesting Party then in its possession.

9.

Indemnification

(a)

 Distributor herby indemnifies and holds Company harmless from any claim, loss, liability, action, cause of action, cost expense, including but not limited to reasonable attorneys' fees and payments pursuant to settlements, arising out of, resulting from, or relating to any breach of this Agreement by Distributor or failure to comply with the terms hereof, any claim for unpaid Funds or underpayment of Funds or stop payment of Funds or any dispute between Distributor and an End-User or any third party regarding same and including, but not limited to, any governmental agency having enforcement power with respect to the Funds, and any act or omission to act of Distributor or any employee or agent of the Distributor that results, directly or indirectly, in the payment or distribution of Funds to any person, real or fictitious, not entitled to all, or any part of such Funds or that result in an inaccurate, incorrect, untimely, improper or failed automatic clearing house fund transfer in connection with the Funds.

(b)

Distributor agrees to indemnify and hold the Company harmless from any and all claims, actions, damages, expenses and other liabilities, including reasonable attorneys' fees and costs of litigation, resulting from: (i) Distributor's (or its employees', agents' or independent contractors') acts, omissions or misrepresentations in violation of this Agreement; and (ii) claims by third parties that any Cards or PINs, whether or not activated, have been lost, stolen or fraudulently issued or uses.

(c)

Company herby indemnifies and holds Distributor hann1ess from any claim, loss, liability, action, cause of action, cost expense, including but not limited to reasonable attorneys' fees and payments pursuant to settlements, arising out of, resulting from, or relating to any breach of this Agreement by Company or failure to comply with the terms hereof, any claim for unpaid Funds or underpayment of Funds or stop payment of Funds or any dispute between Company, the Networks, an End-User or any third party regarding same and including, but not limited to, any governmental agency having enforcement power with respect to the Funds, and any act or omission to act of Company or any employee or agent of the Company that results, directly or indirectly, in the payment or distribution of Funds to any person, real or fictitious, not entitled to all, or any part of such Funds or that result in an inaccurate, incorrect, untimely, improper or failed automatic clearing house fund transfer in connection with the Funds.

(d)

The Company agrees to indemnify and hold Distributor harmless from any and all claim, loss, liability, action, cause of action, cost expense, including but not limited to reasonable attorneys' fees and payments pursuant to settlements, arising out of, resulting from, or relating to any third-party infringement claims with respect to Distributor's use of The Company Intellectual Property and/or Third Party Intellectual Property, pursuant to the terms of this Agreement.

10.

Minimum Volume Commitment Distributor agrees to meet the minimum volume commitments as outlined in Exhibit “A” of this agreement.

11.

Risk of Loss. Loss due to theft, fraud or destruction of property of Distributor or its representatives, employees or agents is hereby assumed by Distributor.

12.

General Provisions

(a)

Assignment. Distributor may not assign this Agreement in whole or in part without the prior written consent of the Company, which may not unreasonably be withheld; provided that Distributor may enter into agreements to market and sell the Cards.

(b)

Amendment. This Agreement can be modified only by a written amendment signed by Distributor and the Company and shall not be modified or supplemented by any course of dealing or trade usage.

(c)

Force Majeure. Neither party shall be liable for any delay or failure in performance of any part of this Agreement because of circumstances beyond its control such as acts of God, acts of civil or military authorities, cable cuts, embargoes, epidemics, war, terrorist acts, riots, insurrections, fire, explosions, earthquakes, nuclear accidents, floods, or other major environmental disturbances, power blackouts, strikes, or from any other cause of whatsoever kind arising without its actual fault; provided, however, that nothing in this Section 12(c) shall be construed to excuse a Party from failure to pay on time any monies due and owing hereunder.

(d)

Choice of Law; Forum Selection. This Agreement is governed by the laws of the State of Oregon without regard to choice of law principles. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY ONLY BE BROUGHT IN THE COURTS OF THE STATE OF OREGON IN AND FOR THE COUNTY OF WASHINGTON.

(e)

Agency Orders. All obligations under this Agreement shall be subject to legislation and to valid and applicable government agency orders, regulations, tariff provisions, and decisions and orders of courts of competent jurisdiction.

(f)

Severability. Both Parties agree that it is not the intention of either Party to violate public policy, state or federal statutory or common laws, and that if any sentence, paragraph, clause or combination thereof in this Agreement is in violation of the same, such paragraph, clause or sentence, or combination of the same shall be inoperative, and the remainder of this Agreement shall remain binding upon the Parties hereto.

(g)

Authority. Each Party represents and warrants that it has the requisite corporate power and authority to enter into this Agreement and undertake its obligations hereunder, and that this Agreement has been executed and delivered by its duly authorized officer, and is the binding obligation of such Party enforceable in accordance with its terms.

(h)

Notice. All notices, requests, or other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered (i) in person; or (ii) five days after being deposited in the United States Mail, certified or registered, return receipt requested: or (iii) nationally recognized overnight mail service or (iv) by facsimile.

To the Company: TFG Card Solutions, Inc.

4875 SW Griffith Dr., #200

Beaverton, Oregon 97005

Distributor:

Antero Payment Solutions, Inc.

Company:

Antero Payment Solutions, Inc.

Address:

24328 Vermont Ave #300

Harbor City, Ca. 90710

Contact No:

(310) 997-2482 ext. 503

13.

Entire Agreement. This Agreement, including Exhibits A attached hereto, constitutes the complete statement of the understandings between the Parties regarding the subject matter hereof and supersedes all proposals and prior agreements (oral or written) between the Parties relating thereto.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

TFG Card Solutions, Inc.

Distributor

By: /s/ Thomas J. Secor

By: /s/ Michael J. Sinnwell, Jr.

Name: Thomas J. Secor

Name: Michael j Sinnwell Jr

Title: President

Title: President